Exhibit 3.24(d)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
Date Received Apr 18 2002
		This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.			FILED Apr 22 2002
Name	Attn: Susan Beatty CSC – Harrisburg			#532773/035
Address	2704 Commerce Drive Suite B
City		State		Zip Code
	Harrisburg		PA	17110	EFFECTIVE DATE: Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6

Document will be returned to the name and address you enter above.

If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies

and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited Liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.	The Plan of Merger (Consolidation) is as follows:

	a. The name of each constituent entity and its identification number is:

	Cornillie Fuel & Supply Inc., a Mich. corporation	116425

	E.B. Metzen, Inc., a Mich. corporation; Superior Redi-Mix, Inc. a Mich. corporation	081835; 026542

	Fendt Transit Mix, Inc., a Mich. corporation; Premix Concrete Corp., a Del. corporation	310590,637781

	b. The name of the surviving (new) entity and its identification number is:

	Superior Redi-Mix, Inc., a Mich. corporation	026542

	Corporations and Limited Liability Companies provide the street address of the survivor’s principal place of business:

	c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042

2.	(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

	The merger (consolidation) shall be effective on the _______ day of __________________, ________.

3. Complete for Profit Corporations only

For each constituent stock corporation, state:

Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class
Cornillie Fuel & Supply Inc. Superior Redi-Mix, Inc.	1,000 Common 14,500 Common	Common Common	n/a n/a

E.B. Metzen, Inc. Fendt Transit Mix, Inc.	500 Common 1,000 Common	Common Common	n/a n/a

Premix Concrete Corp.	1,000 Common	Common	n/a

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:

The shares of Cornillie Fuel & Supply Inc., E.b. Metzen, Inc., Fendt Transit Mix, Inc. and Premix Concrete Corp. are to be retired and canceled, and the shares of Superior Redi-Mix, Inc. are to remain unchanged.

The amendments to the Articles, or a statement of the Articles, of the surviving corporation to be effected by the merger are as follows:

NONE.

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

a)      The Plan of Merger was approved by the majority consent of the incorporators of                                                                                                                    , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b) The plan of merger was approved by:

☐	the Board of Directors of , the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☒	the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

Cornillie Fuel & Supply Inc.
E.B. Metzen, Inc.
Fendt Transit Mix, Inc.		Superior Redi-Mix, Inc.

By	/s/ Donald Wayne	By	/s/ Charles W. Sommer

	(Signature of Authorized Officer or Agent)		(Signature of Authorized Officer or Agent)

	Donald Wayne, Vice President		Charles W. Sommer, Vice President

	(Type or Print Name)		(Type or Print Name)

	Cornillie Fuel & Supply, Inc., E.B. Metzen, Inc. and Fendt Transit Mix, Inc.		Superior Redi-Mix, Inc. and Premix Concrete Corp.

	(Name of Corporation)		(Name of Corporation)

6. Complete for Corporations and Limited Liability Companies only

The assumed names being transferred to continue for the remaining effective period of the Certificate of Assumed Name on file prior to the merger are:

Assumed name	Corporation and/or LLC transferred from	Expiration date

New assumed names under which business is to be conducted are:

Cornillie Fuel & Supply

E.B. Metzen

Fendt Transit Mix

Premix Concrete

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